UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2010

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 640-2000

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On January 25, 2010, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of American Express Company (the “Company”) approved increases to the annual base salaries (effective February 1, 2010) of the following “named executive officers” (as determined by reference to the Company’s proxy statement in respect of its 2009 annual meeting of shareholders):

•	The base salary of Kenneth I. Chenault, Chairman and Chief Executive Officer of the Company, has been increased from $1,250,000 per annum to $2,000,000 per annum;

•	The base salary of Edward P. Gilligan, Vice Chairman of the Company, has been increased from $1,100,000 per annum to $1,450,000 per annum;

•	The base salary of Stephen J. Squeri, Group President – Global Services and Chief Information Officer of the Company, has been increased from $750,000 per annum to $1,000,000 per annum; and

•	The base salary of Daniel T. Henry, Executive Vice President and Chief Financial Officer of the Company, has been increased from $700,000 per annum to $850,000 per annum.

The increases in base salary reflect the Committee’s review of the Company’s executive compensation program.  The Committee approved a shift in compensation mix by increasing base salary, while reducing the aggregate compensation that generally could be earned through annual incentive awards and the Company’s cash-based portfolio grant program.  The Company’s overall executive compensation program for named executive officers continues to be weighted toward longer-term incentives, particularly stock-based awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  January 29, 2010